Exhibit 99.1

News Release

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Contact:

Media: Margaret Kirch Cohen, 312-696-6383, margaret.cohen@morningstar.com or Shawn Malayter, 312-696-6050, shawn.malayter@morningstar.com

FOR IMMEDIATE RELEASE

Morningstar, Inc. Completes Acquisition of InvestData (Proprietary) Limited

CHICAGO, Dec. 29, 2008—Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, today announced it has completed its previously announced acquisition of the business operations of InvestData (Proprietary) Limited, a leading provider of fund information in South Africa. Terms were not disclosed.

About Morningstar, Inc.
Morningstar, Inc. is a leading provider of independent investment research in the United States and in major international markets. The company offers an extensive line of Internet, software, and print-based products and services for individuals, financial advisors, and institutions. Morningstar provides data on more than 290,000 investment offerings, including stocks, mutual funds, and similar vehicles. The company has operations in 19 countries and minority ownership positions in companies based in three other countries.

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